Exhibit 99.1

[LOGO]	Third Quarter 2009 Earnings Release and Supplemental Information

[PHOTOGRAPH OF ACC5 DATA CENTER FACILITY, ASHBURN, VIRGINIA]

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005	(202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contact: Mr. Christopher A. Warnke investorrelations@dft.com (202) 728-0044 ext. 127

Third Quarter 2009 Results

Table of Contents

Earnings Release	1-4

Consolidated Statements of Operations	5

Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6

Consolidated Balance Sheets	7

Consolidated Statements of Cash Flows	8

Operating Properties	9

Lease Expirations	10

Development Projects	11

Debt Summary	12

Selected Financial Covenants and Capital Structure	13

Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14

2009 Guidance	15

[LOGO]

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005 www.dft.com

NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS

THIRD QUARTER 2009 RESULTS

Revenues Up 21%

WASHINGTON, DC, — November 3, 2009 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the three and nine months ended September 30, 2009. All per share results are reported on a fully diluted basis.

Highlights

•	Executed five leases totaling 15.90 megawatts in third quarter, representing approximately $310 million of total contract value over respective lease terms.

•	CH1 Phase I 48% leased, ACC5 Phase I 73% leased and ACC5 Phase II 38% pre-leased.

•

Subsequent to the end of the third quarter executed one lease totaling 1.95 megawatts in Reston, Virginia. This lease, which commences in January 2010, fully re-leases the 27,268 raised square feet expiring on December 31, 2009.

•	Opened Phase I of ACC5, which adds 18% of critical load to our operating portfolio.

•	Funds From Operations (“FFO”) of $0.29 per share for third quarter of 2009, which was in the upper half of guidance range.

•	Revenues increased 21.0% in the third quarter and 17.0% year to date.

•	Raised the lower end of 2009 FFO per share guidance range by $0.04 per share to $1.09 to $1.12 per share.

•	Raised the 2009 required dividend payout per share guidance by $0.04 per share to $0.24 to $0.30 per share.

Hossein Fateh, President and Chief Executive Officer of the Company, said, “During the third quarter, we continued to focus on leasing and operations, and are pleased with the progress made. Year to date we have signed 12 leases totaling 32.80 megawatts of critical load, 187,350 raised square feet of space and approximately $700 million of contract value to the Company. In the third quarter we also achieved a solid quarter of earnings and opened our ACC5 Phase I development. Looking ahead, a principal objective will be raising the funds necessary to start the next two developments in early 2010 in order to capitalize on market demand for our product.”

Third Quarter 2009 Results

For the quarter ended September 30, 2009, the Company reported earnings per share of $0.08 compared to $0.12 for the third quarter of 2008. Revenues increased 21.0%, or $9.0 million, to $51.9 million for the third quarter of 2009 over the third quarter of 2008. The $0.04 per share decrease in earnings per share is primarily due to higher interest expense, which is attributable to higher debt balances and lower capitalized interest, partially offset by higher operating income.

FFO per share for the quarter ended September 30, 2009 was $0.29 compared to $0.31 for the quarter ended September 30, 2008. The $0.02 per share decrease is primarily due to higher interest expense, partially offset by higher operating income, as referenced above.

Nine Months Ended September 30, 2009

For the nine months ended September 30, 2009, the Company reported earnings per share of $0.22 compared to $0.44 for the nine months ended September 30, 2008. Revenues increased 17.0%, or $21.5 million, to $147.6 million for the nine months ended September 30, 2009 over the year ago period. The overall decrease in earnings per share is primarily attributable to higher interest expense, which is due to higher debt balances and lower capitalized interest, and increased depreciation and amortization in the current period.

FFO per share for the nine months ended September 30, 2009 was $0.83 compared to $1.00 for the corresponding period in 2008. The $0.17 per share decrease is primarily due to higher interest expense, as referenced above.

Portfolio Update/Status

During the third quarter of 2009, the Company executed five new leases totaling 15.90 megawatts of critical load and 90,460 raised square feet with an average lease term of 10.6 years. This represents approximately $310 million of contract value to the Company.

•	One lease was signed at CH1 Phase I in Elk Grove Village, Illinois representing 5.63 megawatts of critical load and 36,700 raised square feet.

•	Two leases were signed at ACC5 Phase I in Ashburn, Virginia comprising 2.84 megawatts of critical load and 13,700 raised square feet.

•	One lease was signed at VA3 in Reston, Virginia comprising 0.60 megawatts of critical load and 7,060 raised square feet. This is a new lease of space being vacated at the end of 2009.

•	One pre-lease was signed at ACC5 Phase II in Ashburn, Virginia comprising 6.83 megawatts of critical load and 33,000 raised square feet with a January 1, 2011 move-in date.

Subsequent to the end of the third quarter, the Company executed one lease at VA3 in Reston, Virginia totaling 1.95 megawatts of critical load, which, combined with the lease mentioned above, fully re-leases the space being vacated at the end of 2009.

As of the date of this press release, the Company’s stabilized operating portfolio’s critical load is 100% leased. CH1 Phase I and ACC5 Phase I, both currently in lease-up, are 48% and 73% leased, respectively. ACC5 Phase II, a new development yet to be completed, is 38% pre-leased.

Liquidity

The Company has no debt maturities until the third quarter of 2011 assuming the election of the extension options on the Company’s line of credit and the loans secured by ACC5 and SC1. As of the date of this press release, the Company has approximately $24 million of unrestricted cash and $20 million available on its revolving credit facility.

Development Update

The Company has obtained the certificate of occupancy and commissioning report for ACC5 Phase I. The building was designed and constructed to obtain LEED gold certification.

As of the date of this press release, the Company is actively pursuing additional funds for both the ACC5 Phase II in Ashburn, Virginia and NJ1 Phase I in Piscataway, New Jersey developments. The commencement of one or both is subject to obtaining adequate financing.

Dividend

The Company has increased its 2009 REIT dividend requirement estimate by $0.04, and the payment range is now $0.24 to $0.30 per share. The Company has available funds sufficient to pay the dividend in cash, and the Board of Directors will determine the method and timing of the dividend prior to the end of the fourth quarter.

2009 Guidance

The Company has established a FFO guidance range of $0.26 to $0.29 per share for the fourth quarter of 2009 and is reaffirming and tightening its annual FFO guidance range by $0.04 per share from $1.05 to $1.12 per share to $1.09 to $1.12 per share. The assumptions underlying this guidance are outlined on page 15 of this press release.

Third Quarter 2009 Conference Call and Webcast Information

The Company will host a conference call to discuss these results tomorrow, Wednesday, November 4, 2009 at 10:00 a.m. ET. To access the live call, please visit the Investor Relations section of the Company’s website at www.dft.com or dial 1-888-726-2419 (domestic) or 1-913-312-0397 (international). A replay will be available for seven days by dialing 1-888-203-1112 (domestic) or 1-719-457-0820 (international) using conference ID 3352492. The webcast will be archived on the Company’s website for one year at www.dft.com on the Presentations & Webcasts page.

Fourth Quarter 2009 Conference Call

DuPont Fabros Technology, Inc. expects to announce fourth quarter 2009 results on Wednesday, February 10, 2010 and to host a conference call to discuss those results at 10:00 a.m. ET on Thursday, February 11, 2010.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The Company’s data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology, Inc. is headquartered in Washington, DC. For more information, please visit www.dft.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control. The Company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that the Company may be unable to obtain financing on favorable terms or pre-leasing on its development properties sufficient to enable it to resume construction, the risk that the Company is unable to satisfy the conditions required to exercise the extension options for its line of credit and loans, the risks commonly associated with construction and development of new facilities, risks relating to compliance with permitting, zoning, land-use and environmental requirements, the risks related to the leasing of space to third-party tenants, including the ability of the Company to negotiate leases on terms that will enable it to achieve its expected returns, the risk that the Company may be unable to acquire additional properties on favorable terms or at all, and the risk that the Company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the Company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008, contain detailed descriptions of these and many other risks to which the Company is subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, the Company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s expectations and intentions only as of the date of this press release. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Revenues:
Base rent	$29,491	$26,080	$83,893	$77,821
Recoveries from tenants	17,954	15,907	51,060	41,843
Other revenues	4,475	931	12,653	6,470

Total revenues	51,920	42,918	147,606	126,134

Expenses:
Property operating costs	16,505	14,141	46,499	35,898
Real estate taxes and insurance	1,234	1,015	3,634	2,895
Depreciation and amortization	14,240	13,038	41,551	37,116
General and administrative	3,580	2,587	10,142	7,893
Other expenses	3,548	795	10,175	5,334

Total expenses	39,107	31,576	112,001	89,136

Operating income	12,813	11,342	35,605	36,998
Interest income	66	66	350	147
Interest:
Expense incurred	(6,088)	(3,062)	(17,101)	(6,525)
Amortization of deferred financing costs	(1,267)	(465)	(4,533)	(1,056)

Net income	5,524	7,881	14,321	29,564
Net income attributable to redeemable noncontrolling interests – operating partnership	(2,137)	(3,732)	(5,753)	(13,935)

Net income attributable to controlling interests	$3,387	$4,149	$8,568	$15,629

Earnings per share – basic:
Net income attributable to controlling interests per common share	$0.08	$0.12	$0.22	$0.44

Weighted average common shares outstanding	41,041,140	35,436,020	39,407,194	35,423,999

Earnings per share – diluted:
Net income attributable to controlling interests per common share	$0.08	$0.12	$0.22	$0.44

Weighted average common shares outstanding	41,992,512	35,455,303	39,918,440	35,424,032

Dividends declared per common share	$—	$0.1875	$—	$0.5625

DUPONT FABROS TECHNOLOGY, INC.

RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)

(unaudited and in thousands except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Net income	$5,524	$7,881	$14,321	$29,564
Depreciation and amortization	14,240	13,038	41,551	37,116
Less: Non real estate depreciation and amortization	(124)	(40)	(355)	(174)

FFO	$19,640	$20,879	$55,517	$66,506
Straight-line revenue	(4,159)	(6,710)	(11,504)	(22,118)
Amortization of lease contracts above and below market value	(1,744)	(1,747)	(5,233)	(5,234)
Loss on early extinguishment of debt	—	—	1,047	—
Compensation paid with Company common shares	612	170	1,431	874

AFFO	$14,349	$12,592	$41,258	$40,028

FFO per share - diluted	$0.29	$0.31	$0.83	$1.00

AFFO per share - diluted	$0.21	$0.19	$0.61	$0.60

Weighted average common shares and OP units outstanding - diluted	67,631,035	66,617,574	67,154,717	66,586,303

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We also present FFO with a supplemental adjustment which we call Adjusted FFO (“AFFO”). AFFO is FFO excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. Our management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	September 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Income producing property:
Land	$44,001	$39,617
Buildings and improvements	1,437,415	1,277,230

	1,481,416	1,316,847
Less: accumulated depreciation	(101,419)	(63,669)

Net income producing property	1,379,997	1,253,178
Construction in progress and land held for development	325,282	447,881

Net real estate	1,705,279	1,701,059
Cash and cash equivalents	21,247	53,512
Restricted cash	4,478	134
Rents and other receivables	1,443	1,078
Deferred rent	50,556	39,052
Lease contracts above market value, net	17,065	19,213
Deferred costs, net	40,805	42,917
Prepaid expenses and other assets	6,545	7,798

Total assets	$1,847,418	$1,864,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$223,996	$233,424
Mortgage notes payable	479,000	433,395
Accounts payable and accrued liabilities	19,198	13,257
Construction costs payable	11,376	82,241
Lease contracts below market value, net	31,053	38,434
Prepaid rents and other liabilities	26,194	27,075

Total liabilities	790,817	827,826
Redeemable noncontrolling interests – operating partnership	399,501	484,768
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, par value $.001, 50,000,000 shares authorized, no shares issued or outstanding at September 30, 2009 and December 31, 2008	—	—
Common stock, par value $.001, 250,000,000 shares authorized, 41,868,441 shares issued and outstanding at September 30, 2009 and 35,495,257 shares issued and outstanding at December 31, 2008	42	35
Additional paid in capital	737,432	641,819
Accumulated deficit	(71,656)	(80,224)
Accumulated other comprehensive loss	(8,718)	(9,461)

Total stockholders’ equity	657,100	552,169

Total liabilities and stockholders’ equity	$1,847,418	$1,864,763

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Nine months ended September 30,
	2009	2008
Cash flow from operating activities
Net income	$14,321	$29,564
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	41,551	37,116
Straight line rent	(11,504)	(22,118)
Amortization of deferred financing costs	4,533	1,056
Amortization of lease contracts above and below market value	(5,233)	(5,234)
Compensation paid with Company common shares	1,431	874
Changes in operating assets and liabilities
Restricted cash	(344)	—
Rents and other receivables	(365)	(160)
Deferred costs	(2,663)	(238)
Prepaid expenses and other assets	1,942	(4,159)
Accounts payable and accrued liabilities	5,941	3,600
Prepaid rents and other liabilities	2,852	11,296

Net cash provided by operating activities	52,462	51,597

Cash flow from investing activities
Investments in real estate – development	(104,747)	(216,063)
Interest capitalized for real estate under development	(4,940)	(9,871)
Improvements to real estate	(2,373)	(2,663)
Additions to non-real estate property	(315)	(466)

Net cash used in investing activities	(112,375)	(229,063)

Cash flow from financing activities
Line of credit:
Proceeds	—	204,000
Repayments	(9,428)	—
Mortgage notes payable:
Proceeds	181,726	32,537
Lump sum payoffs	(135,121)	—
Repayments	(1,000)	—
Escrowed proceeds	(4,000)	—
Offering costs	—	(87)
Payments of financing costs	(4,529)	(421)
Dividends and distributions:
Common shares	—	(18,618)
Noncontrolling interests – operating partnership	—	(16,539)

Net cash provided by financing activities	27,648	200,872

Net (decrease) increase in cash and cash equivalents	(32,265)	23,406
Cash and cash equivalents, beginning	53,512	11,510

Cash and cash equivalents, ending	$21,247	$34,916

Supplemental information:
Cash paid for interest, net of amounts capitalized	$17,470	$6,097

Deferred financing costs capitalized for real estate under development	$1,270	$1,763

Construction costs payable capitalized to real estate	$11,376	$39,827

DUPONT FABROS TECHNOLOGY, INC.

Operating Properties

As of September 30, 2009

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased (5)

Stabilized (1)
VA3	Reston, VA	2003	256,000	144,901	13.0	100%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%
ACC2	Ashburn, VA	2001/2005	87,000	53,397	10.4	100%
ACC3	Ashburn, VA	2001/2006	147,000	79,600	13.0	100%
ACC4	Ashburn, VA	2007	307,000	172,025	36.4	100%

Subtotal - stabilized			1,027,000	539,923	82.4	100%

Completed not Stabilized

CH1 Phase I	Elk Grove Village, IL	2008	285,000	121,223	18.2	48%
ACC5 Phase I	Ashburn, VA	2009	150,000	85,600	18.2	73%

Total Operating Properties			1,462,000	746,746	118.8

(1)	Stabilized operating properties are either 85% or more leased or are in service for 24 months or greater.
(2)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(3)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(4)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).
(5)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease. Represents $133.2 million of annualized base rent on a straight-line basis for leases executed and/or amended as of September 30, 2009 over the non-cancellable terms of the respective leases and excludes approximately $7.0 million net amortization increase in revenue of above and below market leases. Base rent for the next 12 months on a cash basis as of September 30, 2009 is $106.1 million assuming no additional leasing or changes to existing leases.

DUPONT FABROS TECHNOLOGY, INC.

Lease Expirations

As of September 30, 2009

The following table sets forth a summary schedule of lease expirations of our operating properties for each of the ten calendar years beginning with 2009. The information set forth in the table assumes that tenants exercise no renewal options and considers early tenant termination options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (2)	% of Net Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Base Rent

2009 (4)	1	27,268	4.1%	2,600	2.5%	0.9%
2010	1	66,661	10.0%	5,688	5.5%	3.1%
2011	2	19,620	3.0%	2,438	2.3%	2.1%
2012	1	15,000	2.3%	1,600	1.5%	1.9%
2013	3	44,743	6.7%	4,630	4.4%	3.3%
2014	6	46,509	7.0%	6,963	6.7%	7.1%
2015	2	68,397	10.3%	12,000	11.5%	10.4%
2016	2	54,800	8.3%	8,100	7.8%	9.1%
2017	5	70,800	10.7%	12,324	11.8%	13.2%
2018	4	75,300	11.4%	15,113	14.5%	16.0%
After 2018	11	173,909	26.2%	32,875	31.5%	32.9%

Total	38	663,007	100%	104,331	100%	100%

(1)	The operating properties have 21 tenants with 38 different lease expiration dates. Top two tenants represent 51% of annualized base rent. Top three tenants represent 66% of annualized base rent.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	One megawatt is equal to 1,000 kW.
(4)	The Company has executed two new leases to fully re-lease the space covered by this expiring lease.

DUPONT FABROS TECHNOLOGY, INC.

Development Projects

As of September 30, 2009

($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	Percentage Pre-Leased

Development Projects on hold

ACC5 Phase II	Ashburn, VA	150,000	85,600	18.2	$140,000 - $150,000	$59,085	38%
NJ1 Phase I (6)	Piscataway, NJ	150,000	85,600	18.2	$200,000 - $215,000	131,578
SC1 Phase I (6)	Santa Clara, CA	150,000	85,600	18.2	$240,000 - $280,000	53,394

		450,000	256,800	54.6	$580,000 - $645,000	244,057

Future Development Projects

CH1 Phase II	Elk Grove Village, IL	200,000	89,917	18.2	*
NJ1 Phase II	Piscataway, NJ	150,000	85,600	18.2	*
SC1 Phase II	Santa Clara, CA	150,000	85,600	18.2	*
SC2 Phase I/II	Santa Clara, CA	300,000	171,200	36.4	*
ACC6 Phase I/II	Ashburn, VA	240,000	155,000	31.2	*
ACC7	Ashburn, VA	100,000	50,000	10.4	*

		1,140,000	637,317	132.6		81,225

Total		1,590,000	894,117	187.2		$325,282

*	Development costs have not yet been estimated.
(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).
(4)	Includes estimated capitalization for construction and development, including closing costs, capitalized interest and capitalized operating carrying costs, as applicable, upon completion.
(5)	Amount capitalized as of September 30, 2009.
(6)	Construction temporarily suspended on NJ1 and SC1 and amount incurred includes all estimated commitments.

DUPONT FABROS TECHNOLOGY, INC.

Debt Summary as of September 30, 2009

($ in thousands)

	Amounts	% of Total	Rates (1)	Maturities (years)
Secured	$702,996	100.0%	4.2%	1.5
Unsecured	—	—	—	—

Total	$702,996	100.0%	4.2%	1.5

Fixed Rate Debt:
Safari Term Loan (2)(3)	$200,000	28.4%	6.5%	1.9
ACC5 Loan	25,000	3.6%	12.0%	0.4
SC1 Loan	5,000	0.7%	12.0%	0.4

Fixed Rate Debt	230,000	32.7%	7.2%	1.7

Floating Rate Debt:
Line of Credit (2)	223,996	31.9%	1.5%	0.9
ACC4 Term Loan	249,000	35.4%	3.8%	2.1

Floating Rate Debt	472,996	67.3%	2.7%	1.5

Total	$702,996	100.0%	4.2%	1.5

Note: The Company capitalized interest of $1.8 million and $6.2 million during the three and nine months ended September 30, 2009, respectively.

(1)	Rate as of September 30, 2009.
(2)	Collateral includes VA3, VA4, ACC2 and ACC3.
(3)	Rate is fixed by an interest rate swap.

Debt Maturity Schedule as of September 30, 2009

($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates (5)
2009	$—		$—		$—	—	—
2010	30,000	(1)	223,996	(3)	253,996	36.1%	2.7%
2011	200,000	(2)	249,000	(4)	449,000	63.9%	5.0%

Total	$230,000		$472,996		$702,996	100.0%	4.2%

(1)	Extendable up to four years upon satisfaction of certain customary conditions.
(2)	Matures on August 7, 2011 with no extension option.
(3)	Amount outstanding on the Company’s $275 million Line of Credit that matures on August 7, 2010, subject to a one-year extension option exercisable by the Company upon satisfaction of certain customary conditions. A borrowing base initial appraised value covenant currently limits the amount available to $244 million.
(4)	Matures on October 24, 2011 and includes a one-year extension option exercisable by the Company upon satisfaction of certain customary conditions. Includes scheduled principal amortization payments of $0.5 million in the fourth quarter of 2009 and $2.0 million in 2010.
(5)	Rate as of September 30, 2009.

DUPONT FABROS TECHNOLOGY, INC.

Selected Financial Covenants

	9/30/09	6/30/09
Total Debt to Gross Asset Value (not to exceed 65%)	34%	35%

Fixed Charge Coverage ratio (not less than 1.45)	3.60	3.56

Borrowing Base Debt Service Coverage Ratio (not less than 1.35)	1.95	1.93

Secured Recourse Debt to Gross Asset Value (not to exceed 15%)	5%	5%

These selected covenants relate to DuPont Fabros Technology, LP and/or its related subsidiaries. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of September 30, 2009

(in thousands except per share data)

Mortgage notes payable			$479,000
Line of Credit			223,996

Total Debt			702,996	43.9%

Common Shares	62%	41,869
Operating Partnership (“OP”) Units	38%	25,453

Total Shares and OP Units	100%	67,322
Common Share Price at September 30, 2009		$13.33

Total Equity			897,402	56.1%

Total Market Capitalization			$1,600,398	100.0%

DUPONT FABROS TECHNOLOGY, INC.

Common Share and OP Unit

Weighted Average Amounts Outstanding

	Q3 2009	Q3 2008	YTD Q3 2009	YTD Q3 2008

Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares – basic	41,041,140	35,436,020	39,407,194	35,423,999
Shares issued from assumed conversion of
- Restricted Shares	365,076	19,283	203,154	33
- Stock options	586,296	—	308,092	—

Total Common Shares - diluted	41,992,512	35,455,303	39,918,440	35,424,032

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares – basic	41,041,140	35,436,020	39,407,194	35,423,999
OP Units – basic	25,638,523	31,162,271	27,236,277	31,162,271

Total Common Shares and OP Units	66,679,663	66,598,291	66,643,471	66,586,270
Share issued from assumed conversion of
- Restricted Shares	365,076	19,283	203,154	33
- Stock options	586,296	—	308,092	—

Total Common Shares and OP Units - diluted	67,631,035	66,617,574	67,154,717	66,586,303

Period Ending Amounts Outstanding:

Common Shares	41,868,441
OP Units	25,453,394

Total Common Shares and OP Units	67,321,835

DUPONT FABROS TECHNOLOGY, INC.

2009 Guidance

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q4 2009 per share	Expected 2009 per share
Earnings per share and unit – diluted	$0.04 to $0.07	$0.25 to $0.27
Depreciation and amortization, net	0.22	0.84 to 0.85

FFO per share and unit – diluted (1)	$0.26 to $0.29	$1.09 to $1.12

2009 Debt Assumptions

Weighted average debt outstanding	$703 to $706 million
Weighted average interest rate	4.2%

Total interest costs	$29.5 to $30.0 million
Total amortization of deferred financing costs	$7.4 million
Interest expense capitalized	$(4.9) million
Deferred financing costs amortization capitalized	$(1.3) million

Total interest expense after capitalization	$30.7 to $31.2 million

Note: Debt guidance assumes no new debt issued from the date of this release.

2009 Other Guidance Assumptions

Other revenues	$12 to $14 million
Straight-line revenue	$17 to $19 million
Below market lease amortization, net of above market lease amortization	$7 million
General and administrative expense	$13 to $14 million
Estimated required REIT dividend distribution payout	$0.24 to $0.30 per share
Weighted average common shares and OP units - diluted	67.6 million

(1)

Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.